           ========================================================


                       FLORIDA SOUND ENGINEERING COMPANY

                     Years Ended December 31, 1994 and 1993


           ========================================================

                       FLORIDA SOUND ENGINEERING COMPANY

                     Years Ended December 31, 1994 and 1993

                       FLORIDA SOUND ENGINEERING COMPANY

                               TABLE OF CONTENTS
                     Years Ended December 31, 1994 and 1993

                                             Page Number
                                             -----------

Independent Auditors' Report                      1

Balance Sheet                                     2

Statement of Income and Retained Earnings         3

Statement of Cash Flows                           4

Notes to Financial Statements                   5 - 7

Accountants' Report On Supplementary
   Information                                    8

Statement of Operating Costs and Expenses         9

Statement of Selling, General and
   Administrative Expenses                       10

                         Independent Auditor's Report
                        ------------------------------

Board of Directors
Florida Sound Engineering Company


We have audited the accompanying balance sheet of Florida Sound Engineering Company as of December 31, 1994 and 1993 and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Florida Sound Engineering Company as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                    /s/ Meek and McLeod
                                                    Meek and McLeod
                                                    Certified Public Accountants


Jacksonville, Florida
January 12, 1996

                       FLORIDA SOUND ENGINEERING COMPANY

                                 BALANCE SHEET

                                                           December 31,
                                                        1994         1993
                                                     ----------   ----------
                                    ASSETS
Current Assets
   Cash and cash equivalents                         $   81,125   $   85,779
   Receivables:
      Trade, less allowance for doubtful
       accounts of $22,700 and $25,550                  420,719      299,161
      Other                                               1,675        7,099
   Inventories                                          368,320      264,889
   Prepaid expenses and other                            30,377       36,483
                                                     ----------   ----------

         Total current assets                           902,216      693,411
                                                     ----------   ----------

Property and Equipment, at cost less accumulated
 depreciation of $1,748,674 and $1,518,746            1,201,038    1,282,349
                                                     ----------   ----------

Deferred charges and other assets
   Deferred charges                                      51,859       65,002
   Franchises                                            37,499       37,499
   Receivables from stockholders                         16,532       21,336
   Other                                                 14,100        6,100
                                                     ----------   ----------
                                                        119,990      129,937
                                                     ----------   ----------

         Total assets                                $2,223,244   $2,105,697
                                                     ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable and accrued expenses             $  157,598   $  157,615
   Note payable - officer                               125,000            -
   Current maturities of long-term debt                   8,038       50,679
   Unremitted tax collections                            10,792        5,177
                                                     ----------   ----------
         Total current liabilities                      301,428      213,471
                                                     ----------   ----------

Long-term debt, less current maturities                       -        3,345
                                                     ----------   ----------

Commitments                                                   -            -

Stockholders' Equity
   Capital stock - $1 par - issued and outstanding
    5,000 shares                                          5,000        5,000
   Retained earnings                                  1,916,816    1,883,881
                                                     ----------   ----------

         Total stockholders' equity                   1,921,816    1,888,881
                                                     ----------   ----------

         Total liabilities and stockholders' equity  $2,223,244   $2,105,697
                                                     ==========   ==========

See notes to financial statements.

                       FLORIDA SOUND ENGINEERING COMPANY

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                                           Years Ended December 31,
                                              1994          1993
                                          -----------   -----------
Operating revenues                        $ 3,630,129   $ 2,826,191
                                           ----------    ----------

Costs and expenses
   Operating                                2,013,101     1,381,457
   Selling, general and administrative      1,206,427     1,066,588
   Depreciation                               264,523       250,209
   Amortization                                13,143        12,811
                                           ----------    ----------

                                            3,497,194     2,711,065
                                           ----------    ----------

Income before income taxes                    132,935       115,126

Provision for income taxes                          -             -
                                           ----------    ----------

Net income                                    132,935       115,126

Retained earnings - beginning               1,883,881     1,768,755

Stockholder distributions                    (100,000)            -
                                           ----------    ----------

Retained earnings - ending                 $1,916,816    $1,883,881
                                           ==========    ==========

See notes to financial statements.

                       FLORIDA SOUND ENGINEERING COMPANY

                            STATEMENT OF CASH FLOWS

                                                        Years Ended December 31,
                                                           1994          1993
                                                       -----------   -----------
Cash flows from (used in) operating activities

   Net income                                          $   132,935   $   115,126
   Noncash items
      Depreciation and amortization                        277,666       263,020
   Increase in accounts receivable,
   inventories and other current assets                   (213,459)      (19,503)
   Increase (decrease) in current liabilities               87,957       (75,068)
                                                       -----------   -----------

   Cash flows from operating activities                    285,099       283,575
                                                       -----------   -----------


Cash flows from (used in) financing activities

   Proceeds from borrowings                                      -        10,035
   Repayment of long-term debt                              (3,345)      (47,886)
   Stockholder distribution                               (100,000)            -
                                                       -----------   -----------

   Cash flows used in financing activities                (103,345)      (37,851)
                                                       -----------   -----------


Cash flows from (used in) investing activities

   Additions to property and equipment                    (183,212)     (276,072)
   Deferred charges acquisition                                  -         1,050
   Decrease (increase) in receivable from stockholders       4,804        (6,786)
   Increase in deposits                                     (8,000)       (6,000)
                                                       -----------   -----------

   Cash flows used in investing activities                (186,408)     (287,808)
                                                       -----------   -----------

Decrease in cash and cash equivalents                       (4,654)      (42,084)

Beginning cash and cash equivalents                         85,779       127,863
                                                       -----------   -----------

Ending cash and cash equivalents                       $    81,125   $    85,779
                                                       ===========   ===========

Supplementary cash flow information:
   Income taxes paid                                   $       -0-   $       -0-
   Interest paid                                             6,766        10,365

See notes to financial statements.

                       FLORIDA SOUND ENGINEERING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                    Years Ended December 31, 1994 and 1993


1. Summary of significant accounting policies

   Inventories are stated at cost, cost being determined by the first-in, first-out method.

   Property and equipment are stated at cost less accumulated depreciation. The cost of retrievable equipment installed at new subscriber locations is capitalized while the cost of installation labor and non-retrievable installation supplies consumed are charged to operations. Depreciation is provided for by the straight line and accelerated methods, both for financial reporting and income tax purposes, over estimated useful lives as follows:

          Subscriber and studio equipment                    7 years
          Automotive equipment                               5 years
          Office and data processing equipment           5 - 7 years
          Building and improvements                    15 - 31 years

   The Company's shareholders have elected, under applicable provisions of the Internal Revenue Code, to have the Company's net income taxed directly to them. Accordingly no provision is made for federal and Florida income taxes.

2. Property and equipment

                                                       1994           1993
                                                   ------------   ------------
   Property and equipment at December 31, 1994
    and 1993 consist of:

      Land                                         $    29,921    $    29,921
      Subscriber and studio equipment                2,033,425      1,899,248
      Automotive equipment                             299,193        314,647
      Office and data processing equipment             306,501        276,607
      Building and improvements                        280,672        280,672
                                                    ----------     ----------

                                                     2,949,712      2,801,095

   Accumulated depreciation                          1,748,674      1,518,746
                                                    ----------     ----------

                                                   $ 1,201,038    $ 1,282,349
                                                    ==========     ==========

                       FLORIDA SOUND ENGINEERING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                    Years Ended December 31, 1994 and 1993

                                                    1994          1993
                                                -----------   -----------
3. Deferred charges

   Deferred charges at December 31, 1994
    and 1993 consist of:

      Contract acquisition costs                $    38,824   $    47,227
      Negative covenant-acquired business            13,035        17,775
                                                -----------   -----------

                                                $    51,859   $    65,002
                                                ===========   ===========

4. Long-term debt

   Long term debt at December 31, 1994
    and 1993 consists of:

      Business acquisition note payable - 6%,
       due in installments to October 1, 1994   $     4,693   $    45,661

      Vehicle notes payable, due in
       installments to 1995                           3,345         8,363
                                                -----------   -----------
                                                      8,038        54,024

              Less current maturities                 8,038        50,679
                                                -----------   -----------

                                                $         -   $     3,345
                                                ===========   ===========

5. Retirement plan

   The Company provided a section 401K retirement plan for the benefit of its employees, other than officer/stockholders. At the discretion of the Board of Directors, funds contributed by employees are matched by the Company to a maximum of $1,000 per employee. The matching portions for 1994 and 1993 were $15,915 and $13,293 respectively.

                       FLORIDA SOUND ENGINEERING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                    Years Ended December 31, 1994 and 1993


6. Commitments, etc.

   Minimum annual commitments for multiplex and tower rentals are:

         1995                                          $   22,499
         1996                                               7,300


7. Related Party Transactions

   The Company has made interest bearing loans to its officer/stockholders. Out standing balances at December 31, 1994 and 1993 of $16,532 and $21,336 are included in non-current assets.


8. Subsequent events

   As of January 31, 1995, the Company has agreed to acquire 898 shares of its outstanding stock from the estate of a deceased stockholder. The $690,224 redemption price will be payable in 180 monthly installments of $6,500, which includes interest at the rate of 7.7294%. It is anticipates that the agreement, when signed, will be retroactive to February 1, 1995.

               ACCOUNTANTS' REPORT ON SUPPLEMENTARY INFORMATION



Board of Directors
Florida Sound Engineering Company


The accompanying supplementary information contained on pages 9 and 10 for the years ended December 31, 1994 and 1993, is presented only for analysis purposes and has been subjected to the inquiry and analytical procedures applied in the audits of the basic financial statements. All information included in these schedules is the representation of the management of Florida Sound Engineering Company. We did not become aware of any material modifications that should be made to this supplementary information.



                                                    /s/ Meek and McLeod
                                                    Meek and McLeod
                                                    Certified Public Accountants


Jacksonville, Florida
February 15, 1996

                                                      See Accountants' Report on
                                                       Supplementary Information

                       FLORIDA SOUND ENGINEERING COMPANY

                   STATEMENT OF OPERATING COSTS AND EXPENSES

                                      Years Ended December 31,
                                         1994         1993
                                     -----------  -----------
Cost of sound and equipment sales    $ 1,149,220  $   574,307
Automotive                                43,628       37,454
Equipment maintenance                     19,892       15,040
Freight and express                          186        3,627
Installation                              28,341       17,802
Leased lines                                  37          139
Multiplex fees                            11,803       23,423
Outside engineering                        1,138       52,071
Recorded tapes                            41,542       37,413
Rental - tower                             9,494        9,222
Royalty and performance fees:
   A.S.C.A.P.                             84,557       84,687
   B.M.I.                                 28,842       28,685
   Muzak                                 117,737      124,740
Salaries and bonuses                     439,763      339,024
Taxes - payroll                           34,763       27,937
Travel                                     2,158        5,886
                                      ----------   ----------
      Total                          $ 2,013,101  $ 1,381,457
                                      ==========   ==========

See notes to financial statements.

                                                      See Accountants' Report On
                                                       Supplementary Information

                       FLORIDA SOUND ENGINEERING COMPANY

           STATEMENT OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                                   Years Ended December 31,
                                                      1994         1993
                                                   -----------  -----------
Accounting and legal                               $    29,418  $    20,985
Advertising                                             16,556       24,603
Automotive                                              56,844       54,431
Bad debts                                               42,338       46,570
Contributions                                           17,229        9,941
Conventions and meetings                                17,235        4,847
Data processing expenses                                 6,654        7,306
Dues and subscriptions                                   5,325        5,921
Entertainment and promotion                             10,388       15,668
Insurance                                               84,587       85,089
Interest                                                 5,258        6,766
Janitorial, garbage and yard maintenance                 8,457        7,789
Miscellaneous                                            2,729        2,918
Office                                                  19,331       16,325
Postage                                                 10,024       10,194
Rent                                                     1,508          978
Repair and maintenance                                   9,497       15,402
Retirement plan                                         15,915       13,293
Salaries and bonuses - sales and administrative        305,569      261,902
Salaries and bonuses - officers                        435,768      357,609
Sales                                                    6,902        2,170
Taxes - payroll                                         44,331       39,819
Taxes - other                                           14,365       14,225
Telephone                                               31,213       30,012
Travel                                                     458        2,247
Uniforms                                                   860        1,519
Utilities                                                7,668        8,059
                                                    ----------   ----------

      Total                                        $ 1,206,427  $ 1,066,588
                                                    ==========   ==========

See notes to financial statements

           ========================================================


                       FLORIDA SOUND ENGINEERING COMPANY

                     Years Ended December 31, 1995 and 1994


           ========================================================

                       FLORIDA SOUND ENGINEERING COMPANY

                     Years Ended December 31, 1995 and 1994

                         Independent Auditor's Report
                        ------------------------------



Board of Directors
Florida Sound Engineering Company


We have audited the accompanying balance sheets of Florida Sound Engineering Company as of December 31, 1995 and 1994 and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Florida Sound Engineering Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                    /s/ Meek and McLeod
                                                    Meek and McLeod
                                                    Certified Public Accountants


Jacksonville, Florida
February 15, 1996

                       FLORIDA SOUND ENGINEERING COMPANY

                                 BALANCE SHEET

                                                           December 31,
                                                        1995         1994
                                                     ----------   ----------
                                    ASSETS
Current Assets
  Cash and cash equivalents                          $  226,728   $   81,125
  Receivables:
    Trade, (including 1995 retainages of $62,514)
     less allowance for doubtful accounts of
     $12,600 and $22,700                                408,138      420,719
    Other                                                   566        1,675
  Inventories                                           365,974      368,320
  Prepaid expenses and other                             54,316       30,377
                                                     ----------   ----------

      Total current assets                            1,055,722      902,216
                                                     ----------   ----------

Property and Equipment, at cost less accumulated
 depreciation of $2,010,028 and $1,748,674            1,178,672    1,201,038
                                                     ----------   ----------

Deferred charges and other assets
  Deferred charges                                       38,716       51,859
  Franchises                                             37,499       37,499
  Receivables from stockholders                           3,237       16,532
  Other                                                  14,100       14,100
                                                     ----------   ----------
                                                         93,552      119,990
                                                     ----------   ----------

      Total assets                                   $2,327,946   $2,223,244
                                                     ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued expenses              $  166,408   $  157,598
  Note payable                                          669,077        8,038
  Note payable - officer                                      -      125,000
  Unremitted tax collections                              6,279       10,792
                                                     ----------   ----------
      Total current liabilities                         841,764      301,428
                                                     ----------   ----------


Commitments                                                   -            -

Stockholders' Equity
  Capital stock - $1 par - issued and outstanding,
   4,102 and 5,000 shares                                 4,102        5,000
  Retained earnings                                   1,482,080    1,916,816
                                                     ----------   ----------

      Total stockholders' equity                      1,486,182    1,921,816
                                                     ----------   ----------

      Total liabilities and stockholders' equity     $2,327,946   $2,223,244
                                                     ==========   ==========

See notes to financial statements.

                       FLORIDA SOUND ENGINEERING COMPANY

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                                         Years Ended December 31,
                                            1995          1994
                                        -----------   -----------
Operating revenues                      $ 3,842,915   $ 3,630,129


Costs and expenses
  Operating                               2,170,842     2,013,101
  Selling, general and administrative     1,019,767     1,206,427
  Depreciation                              268,186       264,523
  Amortization                               13,143        13,143
                                         ----------    ----------

                                          3,471,938     3,497,194
                                         ----------    ----------

Income before income taxes                  370,977       132,935

Provision for income taxes                        -             -
                                         ----------    ----------

Net income                                  370,977       132,935

Retained earnings - beginning             1,916,816     1,883,881

Stockholder distributions                  (116,387)     (100,000)

Capital stock redemption                   (689,326)            -
                                         ----------    ----------

                                         $1,482,080    $1,916,816
                                         ==========    ==========

See notes to financial statements.

                       FLORIDA SOUND ENGINEERING COMPANY

                            STATEMENT OF CASH FLOWS

                                                   Years Ended December 31,
                                                      1995          1994
                                                  -----------   -----------
Cash flows from (used in) operating activities

  Net income                                      $   370,977   $   132,935
  Noncash items
    Depreciation and amortization                     281,329       277,666
  Increase in accounts receivable,
   inventories and other current assets                (7,903)     (213,459)
  Increase in current liabilities                     540,335        87,957
                                                  -----------   -----------

  Cash flows from operating activities              1,184,738       285,099
                                                  -----------   -----------


Cash flows used in financing activities

  Proceeds from borrowings                                  -             -
  Repayment of long-term debt                               -        (3,345)
  Stockholder distributions                          (116,387)     (100,000)
  Redemption of capital stock                        (690,224)            -
                                                  -----------   -----------

  Cash flows used in financing activities            (806,611)     (103,345)
                                                  -----------   -----------


Cash flows from (used in) investing activities

  Additions to property and equipment                (245,819)     (183,212)
  Decrease in receivables from stockholders            13,295         4,804
  Increase in deposits                                      -        (8,000)
                                                  -----------   -----------

  Cash flows used in investing activities            (232,524)     (186,408)
                                                  -----------   -----------

Increase (decrease) in cash and cash equivalents      145,603        (4,654)

Beginning cash and cash equivalents                    81,125        85,779
                                                  -----------   -----------

Ending cash and cash equivalents                  $   226,728   $    81,125
                                                  ===========   ===========


Supplementary cash flow information:
  Income taxes paid                               $         -   $         -
  Interest paid                                        49,486         6,766

See notes to financial statements.

                       FLORIDA SOUND ENGINEERING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                    Years Ended December 31, 1995 and 1994



1. Summary of significant accounting policies

   Inventories are stated at cost, cost being determined by the first-in, first-out method.

   Property and equipment are stated at cost less accumulated depreciation. The cost of retrievable equipment installed at new subscriber locations is capitalized while the cost of installation labor and non-retrievable installation supplies consumed are charged to operations. Depreciation is provided for by the straight line and accelerated methods, both for financial reporting and income tax purposes, over estimated useful lives as follows:

         Subscriber and studio equipment                          7 years
         Automotive equipment                                     5 years
         Office and data processing equipment                 5 - 7 years
         Building and improvements                           15 - 31 years

   The Company's shareholders have elected, under applicable provisions of the Internal Revenue Code, to have the Company's net income taxed directly to them. Accordingly no provision is made for federal and Florida income taxes.


2. Property and equipment

                                                        1995           1994
                                                    -----------    -----------
   Property and equipment at December 31, 1995
    and 1994 consist of:

      Land                                          $    29,921    $    29,921
      Subscriber and studio equipment                 2,237,145      2,033,425
      Automotive equipment                              334,355        299,193
      Office and data processing equipment              306,607        306,501
      Building and improvements                         280,672        280,672
                                                     ----------     ----------

                                                      3,188,700      2,949,712

   Accumulated depreciation                           2,010,028      1,748,674
                                                     ----------     ----------

                                                    $ 1,178,672    $ 1,201,038
                                                     ==========      =========

                       FLORIDA SOUND ENGINEERING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                    Years Ended December 31, 1995 and 1994

                                                  1995          1994
                                              -----------   -----------
3. Deferred charges

   Deferred charges at December 31, 1995
   and 1994 consist of:

      Contract acquisition costs              $    30,421   $    38,824
      Negative covenant-acquired business           8,295        13,035
                                              -----------   -----------

                                              $    38,716   $    51,859
                                              ===========   ===========

4. Retirement plan

   The Company provided a section 401K retirement plan for the benefit of its employees, other than officer/stockholders. At the discretion of the Board of Directors, funds contributed by employees are matched by the Company to a maximum of $1,000 per employee. The matching portions for 1995 and 1994 were $17,095 and $15,915 respectively. The plan was terminated as of November 30, 1995.



5. Commitments, etc.

   Minimum annual commitments for multiplex and tower rentals are:

         1996                                          $   7,300
         Thereafter                                         -



6. Related party transactions

   The Company has made interest bearing loans to its officer/stockholders.
      Out-standing balances at December 31, 1995 and 1994 of $3,237 and $16,532 are included in non-current assets.

                       FLORIDA SOUND ENGINEERING COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                    Years Ended December 31, 1995 and 1994


7. Stockholders' equity and note payable

   As of January 31, 1995, the Company redeemed 898 shares of its outstanding capital stock from the estate of a deceased stockholder. The December 31, 1995 balance of the 7.729% $690,224 unsecured note issued as consideration for the redemption was paid in full January 3, 1996 and is reflected as currently due at December 31, 1995.



8. Subsequent events

   Substantially all of the Company's assets (including its name) were sold to a publically traded company for cash on January 2, 1996. As of that date the Company ceased operation.

               ACCOUNTANTS' REPORT ON SUPPLEMENTARY INFORMATION



Board of Directors
Florida Sound Engineering Company


The accompanying supplementary information contained on pages 9 and 10 for the years ended December 31, 1995 and 1994, is presented only for analysis purposes and has been subjected to the inquiry and analytical procedures applied in the audits of the basic financial statements. All information included in these schedules is the representation of the management of Florida Sound Engineering Company. We did not become aware of any material modifications that should be made to this supplementary information.



                                                    /s/ Meek and McLeod
                                                    Meek and McLeod
                                                    Certified Public Accountants


Jacksonville, Florida
February 15, 1996

                                    See Accountants' Report on
                                     Supplementary Information

                       FLORIDA SOUND ENGINEERING COMPANY

                   STATEMENT OF OPERATING COSTS AND EXPENSES

                                      Years Ended December 31,
                                         1995         1994
                                     -----------  -----------

Cost of sound and equipment sales    $ 1,111,531  $ 1,149,220
Automotive                                53,154       43,628
Equipment maintenance                     22,084       19,892
Freight and express                        4,910          186
Installation                              17,041       28,341
Leased lines                                   -           37
Multiplex fees                            13,900       11,803
Outside engineering                            -        1,138
Recorded tapes                            35,621       41,542
Rental - tower                             9,769        9,494
Royalty and performance fees:
   A.S.C.A.P.                             83,925       84,557
   B.M.I.                                 27,836       28,842
   Muzak                                 117,028      117,737
Salaries and bonuses                     619,428      439,763
Taxes - payroll                           50,237       34,763
Travel                                     4,378        2,158
                                      ----------   ----------
      Total                          $ 2,170,842  $ 2,013,101
                                      ==========   ==========

See notes to financial statements

                                                 See Accountants' Report On
                                                  Supplementary Information

                       FLORIDA SOUND ENGINEERING COMPANY

           STATEMENT OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


                                                   Years Ended December 31,
                                                      1995         1994
                                                   -----------  -----------

Accounting and legal                               $    48,854  $    29,418
Advertising                                             19,874       16,556
Automotive                                              21,735       56,844
Bad debts                                               44,353       42,338
Contributions                                            6,303       17,229
Conventions and meetings                                 8,395       17,235
Data processing expenses                                 6,990        6,654
Dues and subscriptions                                   4,741        5,325
Entertainment and promotion                             25,703       10,388
Insurance                                              101,018       84,587
Interest                                                53,796        5,258
Janitorial, garbage and yard maintenance                 8,707        8,457
Miscellaneous                                            1,594        2,729
Office                                                  14,427       19,331
Postage                                                  8,731       10,024
Rent                                                     1,273        1,508
Repair and maintenance                                  10,117        9,497
Retirement plan                                         17,095       15,915
Salaries and bonuses - sales and administrative        306,091      305,569
Salaries and bonuses - officers                        210,941      435,768
Sales                                                    2,948        6,902
Taxes - payroll                                         38,058       44,331
Taxes - other                                           17,086       14,365
Telephone                                               30,128       31,213
Travel                                                       -          458
Uniforms                                                 2,541          860
Utilities                                                8,268        7,668
                                                    ----------   ----------

      Total                                        $ 1,019,767  $ 1,206,427
                                                    ==========   ==========

See notes to financial statements